NEA Valuebuilder* Program	Nationwide Life Insurance Company NEA Service Center-One Nationwide Plaza 2-17-03 P.O. Box 182437, Columbus, Ohio 43218-2437 1-800-325-6434

CONTRACT OWNER (Print Name)	BIRTHDATE

Address	Soc. Sec. No.	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

PHONE #	E-mail address

DESIGNATED ANNUITANT (Print Name)	Sex	☐ M	☐ F

Address	Birthdate

Soc. Sec. No.	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

School District (Employer's) Name/Address

School Bldg. Name/Address

Beneficiary (Print)	SSN	Relation	% To Rec.
Beneficiary (Print)	SSN	Relation	% To Rec.
Contingent Beneficiary	SSN	Relation	% To Rec.
Contingent Beneficiary	SSN	Relation	% To Rec.

ANNUITY PURCHASE PAYMENTS:  First Purchase Payment $ ______________, if submitted herewith. Premium. Amount $  per pay multiplied by ____ pays per year $ _________________ Annual Premium.

PURCHASE PAYMENT ALLOCATION: (must total 100%)

AIM Variable Insurance Funds, Inc.		Fidelity Variable Insurance Products Fund.		Janus Aspen Series
☐	% AIM V.I. Capitals Appreciation Fund: Series I	☐	% VIP Equity-Income Portfolio: Initial Class	☐	% International Growth Portfolio: Service Shares
☐	% AIM V.I. International Growth Fund: Series I	☐	% VIP High Income Portfolio: Initial Class
Neuberger Berman Advisers Management Trust
American Century Variable Pottfolios, Inc.		Franklin Templeton Variable Insurance Products Trust		☐	%AMT Balance Prtfloio
☐	% VP Balanced Fund: Class I	☐	% Templeton Foreign Securities Fund: Class I		%Strong opprtuni Fund II. Inc.
☐	% VP Income & Growth Fund: Class I
Nationwide Life Insurance Co
Dreyfus				☐	% Fixed Account
☐	% Dreyfus Stock Index Fund, Inc.: Initial Shares	Gartmore Variable Insurance Trust (GVIT)
☐	% Dreyfus Socially Responsible Growth Fund, Inc.	☐	% Federeated GVIT High Income Bond: Class I
		☐	% GVIT Government Bond: Class I
Dreyfus Variable Investment Fund		☐	% GVIT Money Market: Class I
☐	% Appreciation Portfolio	☐	% GVIT Nationwide®: Class I
☐	%Developing Leaders Portfolio: Initial Shares
☐	% Quality Bond Portfolio.

ANNUITY COMMENCEMENT DATE:	OPTIONAL ANNUTIY FORM ELECTED:
The First Day of	Unless otherwise indicated, I hereby elect the Life Annuity with 120 Monthly payments guaranteed.
CHECK PLANT TYPE: ☐ IRA ☐ 401(K) ☐ Roth IRA ☐ 403(b) ☐ SEP-IRA ☐Non-Qualified	☐ Joint and Last Survivor Annutiy.
Year for which contribution is applied	Second Person
Please attach appropriate agreements.	Birthdate	Relationship
Is this a rollover/transfer? Yes ☐ No ☐	☐ 120 or ☐ 140 Monthly Payments of Life
If yes, identify source	Will the annuity applied for replace existing annuity or life insurance?
☐Yes ☐ No If Yes, explain:
REMARKS:

TELEPHONE EXCHANGE PRIVILEGE: I authorize the Company to make exchanges among the above Accounts based upon my telephone instructions. I understand and agree that (I) the Company will not be liable for any loss, liability, cost, or expense for acting in accordance with my instructions; (ii) exchanges will be made in accordance with procedures established by the Company (to be provided with the Contract); and (iii) the telephone exchange privilege may be suspended at any time by the Company or myself within 30 days of written notice.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any annuity contract issued by the Company. I UNDERSTAND THAT ANNUITY PAYMENTS AND SURRENDER VALUES, WHEN BASED UPON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS IS HEREBY ACKNOWLEDGED.

☐ Please send me a copy of the Statement of Additional Information to the prospectus.

SIGNED AT:		ON
	(City/State)		(Date)

APPLICANT:		WITNESS:
	(Signature of Applicant)		(Print Agent Name and No.)

AGENT'S TELEPHONE #:
(Signature of Agent)

AGENT:	Do you have reason to believe the Contract applied for is to replace existing annuities or insurance owned by the annuitant?
☐ Yes	☐ No

General Agent:	Principal Office:

City	State	Zip	Branch Office Location